Exhibit 99.2
October 9, 2009
Board of Directors
Specialty Underwriters’ Alliance, Inc.
222 South Riverside Plaza, Suite 1600
Chicago, IL 60606
We hereby consent to the use of our opinion letter dated June 21, 2009 to the Board of Directors of Specialty Underwriters’ Alliance, Inc. (“SUA”) included as Annex B to the proxy statement/prospectus (the “Proxy Statement/Prospectus”) constituting part of the Registration Statement on Form S-4 of Tower Group, Inc. filed on October 9, 2009 as Amendment No. 3 to the Form S-4, and to the references to such opinion and to FBR Capital Markets & Co. in the Proxy Statement/Prospectus under the captions “Summary — SUA’s Reasons for the Merger”, “Summary — Opinion of SUA’s Financial Advisor”, “The Merger — Background of the Merger”, “The Merger — SUA’s Reasons for the Merger” and “The Merger — Opinion of SUA’s Financial Advisor”. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such registration statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ FBR Capital Markets & Co.

FBR CAPITAL MARKETS & CO.